MODIFICATION AGREEMENT

Loan #3866

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

Return To: Paragon Commercial Bank
3535 Glenwood Avenue
Raleigh, NC 27612
Attn: Judy Surabian

THIS MODIFICATION AGREEMENT is made as of this **22nd day of February, 2010** between PARAGON COMMERCIAL BANK, a banking corporation organized under the laws of the State of North Carolina (hereinafter "Bank"), **Smart Online, Inc.** (the "Borrower", whether one or more in number).

WITNESSETH:

WHEREAS, the Borrower has made and issued its promissory note dated the **19th day of February, 2008** evidencing an original indebtedness of **Two Million Four Hundred Seventy Thousand and 00/100 Dollars ($2,470,000.00)** (the "Note") and the Note is

☒ Secured by a Letter of Credit dated February 19, 2008 Securing Paragon Commercial Bank as beneficiary the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) as described in the Commercial Note dated February 20, 2008.

☒ Secured by Collateral Pledge and Security Agreement dated February 20, 2008 covering HSBC Private Bank (Suisse) S.A. Standby Letter of Credit No. G-007768.

The Note, is hereinafter collectively referred to as the "Contract" and the Contract is hereby incorporated herein as a part of this Modification Agreement.

AND, WHEREAS, Bank (as holder and owner of the Note) and the Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood that, except as herein modified, the terms and provisions of the Contract, and the individual instruments thereof, shall remain unchanged and continue in full force as therein written;

NOW, THEREFORE, the Bank, the Borrower and the Trustee, if applicable, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt of which is hereby acknowledged by each, do hereby agree that the Contract shall be, and the same hereby is, amended to provide as follows:

☒ **CHANGE IN MATURITY DATE: Effective February 11, 2010, the maturity date of the Note is changed to August 11, 2010. In addition, the stated maturity date in any Deed of Trust and/or Security Agreement is changed to the date stated herein.**

☒ **CHANGE IN INTEREST RATE: Effective the date of this Modification Agreement the Interest Rate is changed from Wall Street Journal Prime with a floor rate of 5.50% percent to a fixed rate of 6.50%.**

☒ **CHANGE IN INTEREST PAYMENT TERMS: Interest shall be changed to be payable as follows:**

☒ **Payable monthly beginning March 11, 2010 and consecutively on the same calendar day of each such calendar period up to and including, thereafter interest is included in principal payment terms below.**

☒ **CHANGE IN PRINCIPAL PAYMENT TERMS: Principal balance (and interest if indicated under Interest Payment Terms below) shall be changed to be payable as follows:**

☒ **Payable in one single payment on August 11, 2010 (herein referred to as "Maturity").**

IT IS MUTUALLY AGREED between and among the parties hereto that nothing herein contained shall in any way impair the security now held for the indebtedness evidenced by the Contract, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Contract, except as herein amended, nor affect or impair any rights, powers or remedies under the Contract. This Modification Agreement does not extend the expiration date(s) or enlarge the term(s) of any property, physical damage, credit and/or any other insurance written in connection with and/or financed by said Contract. Except as herein and hereby expressly modified, said Contract contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of said Contract, all of which shall remain in full force and effect, as modified herein.

FURTHERMORE, Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Note. Borrower hereby expressly waives, to the full extent it may lawfully do so, any rights which it may now or at any time hereafter have by virtue of North Carolina General Statutes Sections 26-7 and 45-45.1.

If applicable, the Trustee joins in the execution of this Modification Agreement as evidence of his knowledge of the provisions hereof. This Modification Agreement shall be binding upon any assignee or successor in interest of the parties hereto.

IN WITNESS WHEREOF, this Modification Agreement is executed (i) if by individuals, by hereunto setting their hands under seal by adoption of the word "SEAL" appearing next to the individuals' names, (ii) if by a corporation, by the duly authorized officers of the corporation on its behalf under seal by adoption of the facsimile seal printed hereon for such purpose or, if an impression seal appears hereon, by affixing such impression seal, (iii) if by a partnership, by the duly authorized partners of the partnership on its behalf under seal by adoption of the word "SEAL" appearing next to the name of the partnership and/or the signatures of the partners, or (iv) if by a limited liability company by the duly authorized member(s) or manager(s) of the limited liability company on its behalf under seal by adoption of the word "SEAL" appearing next to the name of the limited liability company and/or the signatures of the member(s) or manager(s), as of the day and year first above written.

PARAGON COMMERCIAL BANK

By: _________________________(SEAL)
John S., Towles, Senior Vice President

BORROWER

By: _________________________(SEAL)
Thaddeus J. Shalek, Interim Chief Financial Officer

By: _________________________(SEAL)
Dror Zoreff
Title: Interim CEO/President